Exhibit 23.1

Consent of Independent Registered Public Accounting Firm

We hereby consent to the use of our report dated May 17, 2021 on the consolidated financial statements of American Rebel Holdings, Inc. and Subsidiaries for the years ended December 31, 2020 and 2019, included herein on the registration statement of American Rebel Holdings, Inc. on Form S-1/A (Amendment Number 4), and to the reference to our firm under the heading “Experts” in the prospectus.

BF Borgers CPA PC

Certified Public Accountants

Lakewood, CO

February 3, 2022